AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT

         Amendment No. 2, dated July 16, 1999 (the "Amendment"), to Credit Agreement dated June 30, 1998 (as amended, the "Agreement") by and between AeroCentury Corp., a Delaware corporation ("AeroCentury"), the banking institutions signatories hereto and named in Exhibit A attached hereto and such other institutions that hereafter become a "Bank" pursuant to '10.4 hereof (collectively the "Banks" and individually a "Bank") and FIRST UNION NATIONAL BANK, a national banking association, as agent for the Banks under the Agreement ("First Union" which shall mean in its capacity as agent unless specifically stated otherwise). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.


                              Preliminary Statement

         WHEREAS, First Union and AeroCentury, together with the other Banks, desire to amend the Agreement in the manner hereinafter set forth.

         NOW,   THEREFORE,   in  consideration  of  the  premises  and  promises
hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Section 1.1 of the Agreement. The following definitions set forth in
Section 1.1 of the Agreement are hereby added, or amended and restated in their entireties, as applicable, to be as follows:

         "Collateral" shall mean those assets defined as "Collateral" in the Security Agreement (including but not limited to the Equipment and the related leases therefor)."

         "Eligible Collateral" shall mean the sum of (1) Equipment included in the Collateral which is subject to an Eligible Lease, and (2) Equipment included in the Collateral which is not subject to a lease, provided that (a) the aggregate of such Equipment shall not at any time exceed 10% of the Aggregate Revolving Loan Commitment, and (b) the maximum period for which any item of such Equipment shall not have been subject to an Eligible Lease does not exceed four months. In order to be Eligible Collateral, First Union as Agent shall possess a first priority security interest in said Collateral to secure the payment, promptly when due, and the punctual performance of all of the "Liabilities" as defined in the Security Agreement."

         "Loan Documents" shall mean this Agreement, the Notes, the Security Agreement, and all other documents directly related or incidental to said documents, the Loans or the Collateral, but shall not include any Swap Agreement."

         "Obligations" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Banks or First Union, as Agent, by or from AeroCentury arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to AeroCentury or for which AeroCentury is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument as well as well as any and all existing and future obligations of AeroCentury under or in connection with Swap Agreements with any one or more of the Banks, including but not limited to First Union, pertaining to the Loans hereunder."

         "Security Agreement" shall mean all writings, agreements, and documents in any jurisdiction, whether within the United States or outside of the United States, the intended purpose of which is to grant a security interest in property, whether then owned by AeroCentury or thereafter acquired, and all replacements of said property, as collateral security for the payment and performance of the Obligations, including but not limited to (1) the Mortgage and Security Agreement, dated August 11,
         1998 by First Security Bank, N.A. trustee under Trust Agreement (N272EP) dated as of October 31, 1991 in favor of First Union National Bank, as Agent, (2) the Mortgage and Security Agreement, dated August 11, 1998 by First Security Bank, N.A. trustee under Trust Agreement (N272EP) dated as of October 31, 1991 and trustee under Trust Agreement (N12303) dated as of November 15, 1989, in favor of First Union National Bank, as Agent, (3) the Mortgage and Security Agreement, dated March 31, 1999 by AeroCentury in favor of First Union National Bank, as Agent, (4) the Security Agreement, dated December 21, 1998, between AeroCentury Corp., as debtor, and First Union, as Agent, and (5) all amendments, modifications, supplements, amendments and restatements, replacements and substitutions of each of the foregoing."

         "Swap Agreement" shall have the meaning set forth in 11 U.S.C. '101 and shall include but not be limited to interest rate swap agreements, interest rate cap agreements, interest collar agreements, interest rate hedging agreements, interest rate floor agreements or other similar agreements or arrangements.

         2. Section 2.7(b) of the Agreement. The reference to "'2.1(f)" as set forth in the last line of Section 2.7(b) of the Agreement shall be and hereby is amended to be "2.1(i)".

      3. Section 8.1(e) of the Agreement. Section 8.1 (e) of the Agreement shall be and hereby is amended and restated to be as follows:

         "(e) Certain Other Defaults. (1) AeroCentury shall fail to pay when due any Indebtedness for Borrowed Money which singularly exceeds $250,000, or in the aggregate exceeds $250,000, and such failure shall continue beyond any applicable cure period, or (2) AeroCentury shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness for Borrowed Money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $250,000 in any individual case or $250,000 in the aggregate) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, or (3) any default shall exist under any Swap Agreement; provided that during any applicable cure period the Banks' obligations hereunder to make further Loans shall be suspended."

         4. Section 8.1(i) of the Agreement. The reference to "6.2, 6.3" as set forth in the last line of Section 8.1(i) of the Agreement shall be and hereby is amended to be "6.3".

         5. Section 8.1 of the  Agreement.  The  paragraph at the end of Section
8.1 of the Agreement which begins with the phrase "THEN and in every such event" shall be and hereby is amended to be as follows:

         "THEN and in every such event other than that specified in 8.1(d), First Union as Agent may, or at the written request of the Required Banks shall, immediately terminate the Revolving Loan Commitments and declare the Notes and all other Obligations, including without limitation accrued interest but excluding any obligation under any Swap Agreement then in existence, to be, and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by AeroCentury. Upon the occurrence of any event specified in 8.1(d), the Revolving Loan Commitments shall automatically terminate and the Notes and all other Obligations, including without limitation accrued interest but excluding any obligation under any Swap Agreement then in existence, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by AeroCentury. Any date on which the Notes and such other obligations are declared due and payable pursuant to this 8.1 shall be Revolver Termination Date for purposes of this Agreement. From and after the date an Event of Default shall have occurred and for so long as an Event of Default shall be continuing, the Loans shall bear interest at the Default Rate whether or not a Revolver Termination Date shall have occurred."

         6. Section 9.7 of the Agreement. Section 9.7 of the Agreement shall be and hereby is deleted in its entirety.

         7. Section 10.2 of the Agreement. The phrase "modify the definition of "Required Banks"" as set forth in Section 10.2 of the Agreement shall be and hereby is amended to be "modify the definitions of "Borrowing Base", "Eligible Collateral", "Eligible Lease" or "Required Banks"."

         8. Section 10.7(b) of the Agreement. Section 10.7(b) of the Agreement shall be and hereby is amended and restated to be as follows:

              " (b) If an Event of Default or Potential Default shall have occurred and be continuing the Agent and each Bank and AeroCentury agree that all payments on account of the Loans shall be applied by the Agent and the Banks as follows:

              First, to the Agent for any Agent fees then due and payable under this Agreement until such fees are paid in full;

              Second, to the Agent for any fees, costs or expenses (including expenses described in '10.8) incurred by the Agent under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by AeroCentury or the Banks until such fees, costs and expenses are paid in full;

              Third, to the Banks for their percentage shares of the Commitment Fee then due and payable under this Agreement until such fee is paid in full;

              Fourth, to the Banks for their respective shares of all costs, expenses and fees then due and payable from AeroCentury until such costs, expenses and fees are paid in full;

              Fifth, to the Banks for their percentage shares of all interest then due and payable from AeroCentury until such interest is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in (a) above determined as set forth in said clause (a);

              Sixth, to the Banks for their percentage shares of the principal amount of the Loans then due and payable from AeroCentury until such principal is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in (a) above determined as set forth in said clause (a); and

              Seventh, tothe Banks in respect of any Obligations of AeroCentury under or in connection with any Swap Agreements pro rata, it being understood and agreed that any benefits or income received by the Banks or any of them under or in connection with any Swap Agreement shall belong strictly to the applicable Bank and shall not be considered as benefits or income to be shared by all of the Banks pursuant to this Agreement."

         9. Section 10.8 of the Agreement. The reference to "Bank" as set forth in the first sentence of Section 10.8 of the Agreement shall be and hereby is amended to be "Banks".

         10. Section 10.9 of the Agreement. The reference to "2.10" as set forth in Section 10.9 of the Agreement shall be and hereby is amended to be "2.9".

         11. Section 10.19 of the Agreement. A new section "'10.19" shall be and hereby is added to the Agreement which shall be as follows:

         "10.19. Swap Agreements. Notwithstanding any to the contrary contained in this Agreement, AeroCentury and any Bank may enter into a swap agreement or swap agreements at any time and from time to time or amend or otherwise modify any such agreement and such entry, amendment, modification and/or the existence of any such agreement shall not constitute a breach of any provision of this Agreement or any other Loan Document, or be in any manner restricted by this Agreement or any other Loan Document."

         12. Amended and Restated Exhibit A to Agreement. Exhibit A to the Agreement shall be and is hereby amended and restated in its entirety as attached hereto.

         13. Exhibit D to Agreement. Exhibit D to the Agreement shall be and is hereby deleted.

         14. Amended and Restated Schedule 1 to Agreement. Schedule 1 to the Agreement shall be and is hereby amended and restated in its entirety as attached hereto.

         15. Conditions Precedent. Simultaneous with the execution and delivery of this Amendment, AeroCentury shall provide to each Bank all items referred to
Section 4.1(b) of the Agreement to the extent no heretofore provided to each Bank, including but not limited to the execution and delivery to Sanwa Bank of California of its Revolving Credit Note in the principal amount of $7,500,000. Further, AeroCentury shall provide to each Bank (a) a Secretary's Certificate dated the date of this Amendment certifying and attaching copies of its Articles of Incorporation and Bylaws as currently in effect, evidence of corporate authorization of this Amendment and the Agreement as amended, and the signatures of the officer or officers authorized to execute and deliver this Amendment and the Note to Sanwa Bank of California, (b) good standing certificates for AeroCentury Corp. in California and Delaware, (c) the legal opinion of Christopher B. Tigno, Esq., General Counsel to AeroCentury, in form and substance satisfactory to each Bank, and (d) such other documents and agreements as any Bank shall reasonably request.

         16. Representations and Warranties. AeroCentury hereby restates the representations and warranties made in the Agreement, including but not limited to Article 3 thereof, on and as of the date hereof as if originally given on this date.

         17. Covenants. AeroCentury hereby represents and warrants that it is in compliance and has complied with each and every covenant set forth in the Agreement (including this amendment), including but not limited to Articles 5 and 6 thereof, on and as of the date hereof.

         18.   Affirmation.   AeroCentury   hereby   affirms  its  absolute  and
unconditional promise to pay to the Banks the Loans and all other amounts due under the Agreement and any other Loan Document on the maturity date(s) provided in the Agreement or any other Loan Document, as such documents may be amended hereby.

         19. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

         20. Amendment of Rio Sul Lease. AeroCentury has amended the Aircraft Operating Lease Agreement No. AOLA 1364.007 with Rio Sul Servicos Aereos
Regionais S.A., copies of which have been furnished to each of the Banks. The Lease Agreement as amended shall be deemed to be an Eligible Lease for purposes of the Agreement notwithstanding the amendment if the Lease as amended otherwise qualifies as an Eligible Lease.

         21. Re-Funding of Loans. Promptly following the effectiveness of this Amendment including but not limited to the delivery to Sanwa Bank of California of its Note as contemplated above, the Agent shall coordinate with each of the Banks (a) to provide for funding by Sanwa Bank of California of Loans to AeroCentury under the Credit Agreement, as amended, equal to its proportionate share of the aggregate principal amount of Loans then outstanding to AeroCentury based on its Revolving Loan Commitment Percentage and (b) application of the proceeds of such Loans to repayment to California Bank & Trust and First Union National Bank, in its individual capacity, of Loans by each of them then in effect such that the aggregate Loans of each Bank shall not exceed the proportionate share of each Bank based on its Revolving Loan Commitment Percentage applied to the aggregate principal amount of outstanding Loans by the Banks to AeroCentury on such date.

         22. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


                             AEROCENTURY CORP.




                        By ______________________________



                            FIRST UNION NATIONAL BANK



                                               By ______________________________
                                                          Hugh W. Connelly
                                                          Vice President



                             CALIFORNIA BANK & TRUST



                                               By ______________________________
                                                     Thomas C. Paton, Jr.
                                                     Vice President &
                                                     Senior Relationship Manager

                                               SANWA BANK CALIFORNIA



                                               By ______________________________
                                                        Michael Sullivan
                                                        Vice President

                                                     EXHIBIT A

                       BANKS' COMMITMENTS AND PERCENTAGES



        Bank                                Commitment                         Percentage


First Union National Bank                   $15,000,000                          50.00%
Transportation and Leasing Division
FC 1-8-11-24
1339 Chestnut Street
Philadelphia, PA  19107
FAX No. (215) 786-7704

California Bank & Trust                     $7,500,000                           25.00%
320 California Street
Suite 600
San Francisco, CA 94104
FAX No. (415) 296-9617

Sanwa Bank of California                    $ 7,500,000                          25.00%
444 Market Street, 23rd Floor
San Francisco, CA 94111
FAX No. (415)

                                   SCHEDULE I

                               DISCLOSURE SCHEDULE

Section 3.2  Stock Ownership

  AeroCentury Corp.: Principal Stockholders

         Class             Total Authorized          Total Issued

Common                     3,000,000                           1,606,557

Preferred Stock             2,000,000                               -0-
         Series A             100,000                               -0-
         undesignated       1,900,000                               -0-

In connection with the adoption of a shareholders rights plan, AeroCentury issued rights to its shareholders as of April 23, 1998, entitling each such shareholder the right to purchase 1/100th of a share of Series A Preferred Stock for each share of Common Stock held by the shareholder.

Principal Shareholders

To AeroCentury=s best knowledge, the only shareholder of AeroCentury that holds 5% or more of the Common Stock of AeroCentury is JetFleet Holding Corp., which holds 147, 667 shares of Common Stock or approximately 9.2% of that class.

Section 3.3 Litigation

None

Section 3.5 Material Adverse Changes

None

Section 3.7 Taxes

None

Section 3.12 Subsidiaries

None

Section 3.13 Liens

None